SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 27, 2001
                            ------------------------
                Date of Report (Date of earliest event reported)

                       AMERICAN REAL ESTATE PARTNERS, L.P.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

DELAWARE                         1-9516                          13-3398766
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(State of Organization)    (Commission File Number)           (IRS Employer
                                                          Identification Number)

                             100 SOUTH BEDFORD ROAD
                               MT. KISCO, NY 10549
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         (Address of Registrant's Principal Executive Office (Zip Code)

                                 (914) 242-7700
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              (Registrant's telephone number, including area code)

                               ------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.           OTHER EVENTS.
     On December 27, 2001, the Company entered into a transaction with Carl C. Icahn, Chairman of the Board of the General Partner and holder of in excess of 85% of the Company's outstanding units, pursuant to which the Company made a two-year $250,000,000 loan to Mr. Icahn, secured by $500,000,000 of securities consisting of (i) $250,000,000 aggregate market value of the Company's depositary and preferred units owned by Mr. Icahn and (ii) shares of a private company owned by Mr. Icahn, which shares were represented to have an aggregate book value of at least $250,000,000, together with an irrevocable proxy on sufficient additional shares of the private company so that the pledged shares and the shares covered by the proxy equal in excess of 50% of the private company's shares. The loan will bear interest at a per annum rate equal to the greater of (i) 3.9% and (ii) 200 basis points over 90 day LIBOR to be reset each calendar quarter. The loan must be prepaid in an amount of up to $125 million to the extent that the Company needs such funds for an investment opportunity and may be prepaid at any time by Mr. Icahn.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN REAL ESTATE PARTNERS, L.P.
                                    (Registrant)

                                    By:     American Property Investors, Inc.
                                            General Partner

                                    By:     / s /   John P. Saldarelli
                                            -----------------------------------
                                            John P. Saldarelli
                                            Chief Financial Officer, Secretary
                                             and Treasurer

Date:    December 28, 2001